UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 6, 2008
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction		Identification No.)
of Incorporation)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements
The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to the Registrant’s future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “forecast,” “projections,” “could,” “estimate,” “may,” “potential,” “should,” “would” and similar expressions and may also include references to assumptions. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
The Company is filing this current report on Form 8-K to advise its investors of two corrections to the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (referred to as the “Fiscal Year 2007 Form 10-K”). The Company is correcting the presentation of: (1) its Consolidated Balance Sheets to reflect the common stock, as held by the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “ESOP Trust”), as “redeemable common stock”; and (2) an item in the Company’s consolidated statement of cash flows for its fiscal year ended September 30, 2007. These items were determined after the December 28, 2007 filing of the Company’s Fiscal Year 2007 Form 10-K. These accounting corrections have no impact on (1) the Company’s Consolidated and Condensed Statements of Operations for years ended September 30, 2007, 2006 and 2005, including net loss and loss per share; (2) the Company’s net cash flows for the same periods; or (3) compliance with covenants related to any credit facilities for the years ended September 30, 2007, 2006 and 2005.
On March 6, 2008, the Company’s management advised the Audit and Finance Committee of the Company’s Board of Directors that it believed the Company had incorrectly classified the Company’s common stock held by the ESOP Trust and had erroneously classified certain redemptions by the Company of shares held by the ESOP Trust in its 2007 consolidated statement of cash flows.
The ESOP Trust is the sole shareholder of record of the Company’s stock; participants in the ESOP Trust own beneficial interests in the Company’s stock through their participation in the ESOP Trust. Participants or beneficiaries are entitled to a distribution of the fair value of their vested ESOP account balance upon death, disability, retirement or termination of employment pursuant to the terms of the Alion Science and Technology Employee Ownership, Savings and Investment Plan (the “Plan”). The Company can choose whether to make a distribution in cash or shares of Alion common stock. The Internal Revenue Code and the Employee Retirement Income Security Act require that if Alion distributes common stock to a participant or beneficiary, the Company must provide a put option to permit the recipient to sell the stock back to the Company at the estimated fair value price per share. Although the Company retains the right to delay distributions consistent with the terms of the Plan and to control the circumstances of future distributions, eventual redemption of shares of Alion common stock is deemed to be outside the Company’s control. As a result, in accordance with Section 210.5-02(28) of Regulation S-X, the Company will present the shares of common stock held by the ESOP Trust as “Redeemable common stock” on the Company’s consolidated balance sheet and not as permanent capital under “Shareholder’s equity.” The Company will no longer present a statement of shareholder’s equity. It will instead present a statement of redeemable common stock and accumulated deficit.
The Audit and Finance Committee and management discussed the applicable standards for accounting for the Company’s common stock with the Company’s independent registered public accounting firms. The Audit and Finance Committee determined that pursuant to §210.5-02(28) of Regulation S-X, shares of the Company’s common stock held by the ESOP Trust should be classified as “Redeemable common stock” on the Company’s Consolidated Balance Sheets as of September 30, 2007 and 2006, included in the Company’s Fiscal Year 2007 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on December 28, 2007. The Company is required to restate its balance sheet because it is an SEC registrant. The consolidated balance sheets included in the Fiscal Year 2007 Form 10-K reflected accounting treatment appropriate for private companies with similar capital structures. After the restatement, in accordance with §210.5-02(28) of Regulation S-X, the Company will no longer present its redeemable common stock as permanent capital under the heading “shareholder’s equity.”

The Company’s management also informed the Audit and Finance Committee and the Company’s independent registered public accounting firm that the Company intended to correct an error in its statement of cash flows as to the presentation of certain redemptions by the Company of shares held by the ESOP Trust that occurred in late July and early August 2007. Total cash flow, as previously reported and as restated, remains unchanged. The Company overstated cash used by operations and cash provided by financing activities by approximately $23 million. The Company’s financial statements will be restated to reflect the correct presentation of cash used to redeem common stock from the ESOP Trust.
On March 6, 2008, the Audit and Finance Committee also concluded that, as a result of these accounting corrections, the Company’s previously issued financial statements for the years ended September 30, 2007, 2006 and 2005, and the independent registered public accounting firms’ reports thereon should no longer be relied upon. The Company intends to amend as soon as practicable the Fiscal Year 2007 Form 10-K to file its restated financial statements in which it will present and re-title the shares of its common stock held by the ESOP Trust as “Redeemable common stock” and not as permanent capital under “Shareholder’s equity” on the Company’s consolidated balance sheet. The consolidated balance sheet, as restated, will no longer present total liabilities or total shareholder’s deficit. The Company will also re-title its statement of shareholder’s equity to read “Statement of Redeemable Common Stock and Accumulated Deficit.” The Company will use the independent third-party valuation prepared for the ESOP Trust to report the fair value of its redeemable common stock held by the Trust.
For the fiscal year ended September 30, 2007, as expressed in thousands, the Company’s balance sheet will reflect Redeemable common stock of $200,768, and an Accumulated deficit of $260,147 that includes the $118,206 cumulative effect of the liquidity put option associated with the Company’s common stock owned by the ESOP Trust. For the fiscal year ended September 30, 2006, as expressed in thousands, the Company’s balance sheet will reflect Redeemable common stock of $213,719, and an Accumulated deficit of $221,009 that includes the $121,838 cumulative effect of the liquidity put option associated with the Company’s common stock owned by the ESOP Trust. For the fiscal year ended September 30, 2005, as expressed in thousands, the Company’s consolidated statement of Redeemable common stock and accumulated deficit will reflect adjustments to increase redeemable common stock and accumulated deficit by $29,755 as of October 1, 2004 and $66,543 for the year ended September 30, 2005 to give effect to the liquidity put option associated with the Company’s common stock owned by the ESOP Trust.
The Company’s restated cash flow statement for the fiscal year ended September 30, 2007 will reflect the following corrections, expressed in thousands. Previously reported cash used in operations of $12,194 to fund changes in accrued liabilities will be revised to show $10,734 in operating cash provided by changes in accrued liabilities. Net cash used by operating activities will decrease by $22,928 from $27,936 to $5,008. Cash provided by financing activities will also decrease by the same $22,928 from $62,303 to $39,375. Cash used to purchase redeemable common stock from the ESOP Trust will increase to $29,584 from $6,656. The Company’s net cash flow for the year ended September 30, 2007, will remain unchanged.
The Company made its initial determinations regarding these accounting corrections shortly before the deadline for filing its quarterly Report on Form 10-Q for the quarter ended December 31, 2007 (“First Quarter 2008 Form 10-Q”). As a result, the Company was not able to timely file its First Quarter 2008 10-Q. On February 15, 2008, the Company filed a Form 12b-25 to inform the SEC of this delay in which the Company stated it expected to file its First Quarter 2008 Form 10-Q as soon as practicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 12, 2008
ALION SCIENCE AND TECHNOLOGY CORPORATION

By: /s/ James C. Fontana
Name: James C. Fontana
Title: General Counsel

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